UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

In connection with the pending acquisition of Twitter, Inc. by affiliates of Elon Musk, Jack Dorsey (@jack), a member of Twitter’s board of directors, posted the following series of Tweets beginning at 6:41 p.m. PT on April 25, 2022:

•	LINK TO RADIOHEAD SONG “EVERYTHING IN ITS RIGHT PLACE” ON TIDAL

•	I love Twitter. Twitter is the closest thing we have to a global consciousness.

•

The idea and service is all that matters to me, and I will do whatever it takes to protect both. Twitter as a company has always been my sole issue and my biggest regret. It has been owned by Wall Street and the ad model. Taking it back from Wall Street is the correct first step.

•

In principle, I don’t believe anyone should own or run Twitter. It wants to be a public good at a protocol level, not a company. Solving for the problem of it being a company however, Elon is the singular solution I trust. I trust his mission to extend the light of consciousness.

•

Elon’s goal of creating a platform that is “maximally trusted and broadly inclusive” is the right one. This is also @paraga’s goal, and why I chose him. Thank you both for getting the company out of an impossible situation. This is the right path…I believe it with all my heart.

•	I’m so happy Twitter will continue to serve the public conversation. Around the world, and into the stars!

jack @jack tidal.com Radiohead - Everything In Its Right Place Listen to Everything In Its Right Place on TIDAL jack @jack I love Twitter. Twitter is the closest thing we have to a global consciousness. jack @jack The idea and service is all that matters to me, and I will do whatever it takes to protect both. Twitter as a company has always been my sole issue and my biggest regret. It has been owned by Wall Street and the ad model. Taking it back from Wall Street is the correct first step. jack @jack In principle, I don’t believe anyone should own or run Twitter. It wants to be a public good at a protocol level, not a company. Solving for the problem of it being a company however, Elon is the singular solution I trust. I trust his mission to extend the light of consciousness. jack @jack Elon’s goal of creating a platform that is “maximally trusted and broadly inclusive” is the right one. This is also @paraga’s goal, and why I chose him. Thank you both for getting the company out of an impossible situation. This is the right path…I believe it with all my heart. I’m so happy Twitter will continue to serve the public conversation. Around the world, and into the stars! 7:03 PM . Apr 25, 2022 . Twitter Web App

Additional Information and Where to Find It

Twitter, Inc. (“Twitter”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Twitter (the “Transaction”). Twitter plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Twitter’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 12, 2022. To the extent that holdings of Twitter’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Twitter will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TWITTER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Twitter’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Twitter with the SEC in connection with the Transaction will also be available, free of charge, at Twitter’s investor relations website (https://investor.twitterinc.com) or by writing to Twitter, Inc., Attention: Investor Relations, 1355 Market Street, Suite 900, San Francisco, California 94103.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Twitter’s Board of Directors in approving the Transaction; and expectations for Twitter following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Twitter’s assumptions prove incorrect, Twitter’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Twitter’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Twitter’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Twitter files with the SEC, including Twitter’s Annual Report on Form 10-K filed with the SEC on February 16, 2022, which may be obtained on the investor relations section of Twitter’s website (https://investor.twitterinc.com). All forward-looking statements in this communication are based on information available to Twitter as of the date of this communication, and Twitter does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.